Exhibit 10.40

FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED
WAREHOUSING CREDIT AND SECURITY AGREEMENT

This Fourth Amendment to Third Amended and Restated Warehousing Credit and Security Agreement (this “Amendment”), is entered into effective as of the 29th day of October, 2003, by and among SIRVA MORTGAGE, INC., an Ohio corporation f/k/a Cooperative Mortgage Services, Inc. (“Company”), WASHINGTON MUTUAL BANK, FA, a federal association (“WaMu”), NATIONAL CITY BANK OF KENTUCKY, (“National City”, together with WaMu, individually, an “Existing Lender” and collectively, “Existing Lenders”) and COLONIAL BANK, N.A., a national banking association (“Colonial”, together with the Existing Lenders, individually, a “Lender” and collectively, the “Lenders”), WASHINGTON MUTUAL BANK, FA, a federal association, as agent for the Lenders (“Agent”), and NATIONAL CITY BANK OF KENTUCKY, as documentation agent for the Lenders (“Documentation Agent”).

Section 1.               Recitals. Company, Agent, Documentation Agent, and Existing Lenders entered into that certain Third Amended and Restated Warehousing Credit and Security Agreement dated September 30, 2002, (the “Credit Agreement”) for the purposes and consideration therein expressed.  Company, Agent, Documentation Agent, and the Lenders desire to add Colonial as a “Lender” under the Credit Agreement and make certain other amendments to the Credit Agreement as more particularly set forth herein. Therefore, Company, Agent, Documentation Agent, and the Lenders hereby agree as follows, intending to be legally bound:

Section 2.               Definitions and References. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms in the Credit Agreement shall have the same meanings whenever used in this Amendment.

Section 3.               Amendments. The Credit Agreement is hereby amended, as follows:

(a)           The following definition in Section 1.1 of the Credit Agreement is hereby amended as follows:

“Commitment” means the commitment of the Lenders to make Advances hereunder in an aggregate principal amount at any time outstanding that shall not exceed ONE HUNDRED MILLION AND NO/100 DOLLARS ($100,000,000.00) (“Aggregate Commitment Amount”), provided, however, that (a) on July 30, 2004, the Aggregate Commitment Amount shall be reduced to FIFTY MILLION THOUSAND AND NO/100 DOLLARS ($50,000,000.00) and (b) no Lender’s portion of such Advances may ever exceed its Commitment Amount. The Commitment shall be composed of two tranches with the first tranche (“Tranche A Commitment”) being in the amount of $50,000,000.00 and having a Termination Date occurring on the close of business on July 30, 2004 and the second tranche (“Tranche B Commitment”) being in the amount of $50,000,000.00 and having a Termination Date occurring on July 31, 2005.

“Jumbo Loan” means a Single-family Mortgage Loan (other than a FHA Loan or VA Loan) that complies with all applicable requirements for purchase under the FNMA or FHLMC standard form of conventional mortgage purchase contract then in effect except that the amount of such Mortgage Loan exceeds the maximum amount under those requirements, but in no event shall the amount of such Single-family Mortgage Loan exceed SIX HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($650,000.00); provided, however, Agent may approve a higher amount for such Mortgage Loan in its sole and absolute discretion if and only if such Mortgage Loan is covered by a Purchase Commitment from an Investor to purchase such Mortgage Loan and with respect to which there is no condition which cannot be reasonably anticipated to be satisfied or complied with before its expiration.

(b)           Sections 2. 1 (b) (2) (3) and (4) of the Credit Agreement are deleted in their entirety, and the following is substituted in lieu thereof for all purposes:

“(2)         The aggregate amount of Wet Settlement Advances outstanding at any one time shall not exceed an amount equal to thirty percent (30%) of the Commitment Amount.

(3)           The aggregate amount of Advances against Aged Mortgage Loans outstanding at any one time shall not exceed ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00).

(4)           The aggregate amount of Advances against HELOC Mortgage Loans outstanding at any one time shall not exceed THREE MILLION AND NO/100 DOLLARS ($3,000,000.00).”

(c)         Section 7.5     Minimum Adjusted Tangible Net Worth of the Credit Agreement is deleted in its entirety, and the following is substituted in lieu thereof:

“7.5       Minimum Adjusted Tangible Net Worth.  Permit the sum of the Adjusted Tangible Net Worth of Company (and its Subsidiaries, on a consolidated basis) to be less than an amount equal to the sum of FIVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($5,500,000.00) plus fifty percent of the Company’s net income for each calendar month on a cumulative basis (in no event shall the foregoing amount be reduced by any net loss of the Company realized at any time), computed as of the end of each calendar month.

(d)         The notification information for the existing Lenders as set forth in Article 9. Notices. of the Credit Agreement is hereby amended to read as set forth below their respective signatures and the notification information of Colonial as set forth below its signature is added to such Article.

(e)         Exhibit “O” to the Credit Agreement is deleted in its entirety and Exhibit “O” to this Amendment is given in substitution and replacement thereof.

Section 4.               Addition of New Lender.   In accordance with Section 12.16 of the Credit Agreement, Colonial hereby acknowledges and agrees, with the consent of the Company, Agent, Documentation Agent, and the Existing Lenders, that, from and after the effective date hereof, it shall be a party to the Credit Agreement and shall have the rights and obligations of a Lender under the Loan Documents as set forth therein and as modified hereby.  Colonial (a) represents and warrants to Company, Agent, Documentation Agent, and the Existing Lenders that Colonial is legally authorized to enter into this Amendment, (b) confirms that it has received a copy of the Credit Agreement, copies of the current financials, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement, (c) agrees with Company, Agent, Documentation Agent, and the Existing Lenders that Colonial shall – independently and without reliance upon Agent, Documentation Agent, or any other Lender and based on such documents and information as Colonial deems appropriate at the time – continue to make its own credit decisions in taking or not taking action under the Loan Documents, (d) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms of the Loan Documents and all other reasonably–incidental powers, (e) confirms, acknowledges, and agrees its Commitment Amount as set forth in Exhibit “O” to the Credit Agreement, as modified hereby and from time to time hereafter, and (f) agrees with Company, Agent, and the other Lenders that Colonial shall perform and comply with all provisions of the Loan Documents applicable to Lenders in accordance with their respective terms. Promptly upon the execution hereof, Colonial shall fund its Commitment Percentage of all outstanding Advances under the Credit Agreement and the proceeds thereof shall be paid by Agent to Existing Lenders to reduce the outstanding principal amount of each Existing Lender’s portion of the outstanding Advances in accordance with their respective Commitment Percentages. Pursuant to Section 2.8 (a) of the Credit Agreement, Company shall, upon the execution and delivery of this Amendment, pay to the Agent the amount of any Commitment Fee due and payable in connection with the increase of the Commitment pursuant to this Amendment.

Section 5.               Representations and Release of Claims.    Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the Obligations of Company as evidenced by the Loan Documents. Company hereby acknowledges, agrees, and represents that (i) Company is indebted to Lenders pursuant to the terms of the Notes; (ii) the liens, security interests and assignments created and evidenced by the Loan Documents are, respectively, first, prior, valid and subsisting liens, security interests and assignments against the Collateral and secure all indebtedness and obligations of Company to Lenders under the Notes, the Credit Agreement, all other Loan Documents, as modified herein; (iii) all of the representations and warranties contained in the Credit Agreement and all instruments and documents executed pursuant thereto or contemplated thereby are true and correct in all material respects on and as of this date; (iv) there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Loan Documents, and the other obligations created or evidenced by the Loan Documents; (v) Company has no claims, offsets, defenses or counterclaims arising from any of the Agent’s or Lenders’ acts or omissions with respect to the Loan Documents, or the Agent’s or Lenders’ performance under the Loan Documents; (vi) the representations and warranties contained in the Loan Documents are true and correct representations and warranties of Company, as of the date hereof; and (vii) Company is not in default and no event has occurred which, with the passage of time, giving of notice, or both, would constitute a default by Company of Company’s obligations under the terms and provisions of the Loan Documents. In consideration of the modification of Loan Documents, all as herein provided, and the other benefits received by Company hereunder, Company hereby RELEASES, RELINQUISHES and forever DISCHARGES Agent, Documentation Agent, each Existing Lender, their respective predecessors, successors, assigns, shareholders, principals, parents, subsidiaries, agents, officers, directors, employees, attorneys and representatives (collectively, the “Lender Released Parties”), of and from any and all claims, demands, actions and causes of action of any and every kind or character, whether known or unknown, present or future, which Company has, or may have against Lender Released Parties, arising out of or with respect to any and all transactions relating to the Credit Agreement, the Notes, and the other Loan Documents occurring prior to the date hereof, including any other loss, expense and/or detriment, of any kind or character, growing out of or in any way connected with or in any way resulting from the acts, actions or omissions of the Lender Released Parties, and including any loss, cost or damage in connection with any breach of fiduciary duty, breach of any duty of fair dealing, breach of competence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influence and Corrupt Organizations Act, intentional or negligent infliction of emotional or mental distress, tortious interference with corporate governance or prospective business advantage, tortious interference with contractual relations, breach of contract, deceptive trade practices, libel, slander, conspiracy, the charging, contracting for, taking, reserving, collecting or receiving of interest in excess of the highest lawful rate applicable to the Loan Documents (i.e., usury), any violations of federal or state law, any violations of federal or state banking rules, laws or regulations, including, but not limited to, any violations of Regulation B, Equal Credit Opportunity, bank tying act claims, any violation of the Texas Free Enterprise Antitrust Act or any violation of federal antitrust acts.

Section 6.               Severability.  In the event any one or more provisions contained in the Credit Agreement or this Amendment should be held to be invalid, illegal or unenforceable in any respect, the validity, enforceability and legality of the remaining provisions contained herein and therein shall not be affected in any way or impaired thereby and shall be enforceable in accordance with their respective terms.

Section 7.               Fees and Expenses.  In consideration of Lenders’ agreement to enter into this Amendment, Company shall pay to the Agent on behalf of the Lenders (to be shared in their respective Commitment Percentages) an amendment fee in the amount of $3,000.00, which fee shall be due and payable upon the execution and delivery of this Amendment. Company agrees to pay all out-of-pocket costs and expenses (including reasonable attorney’s fees and expenses) of the Agent and the Lenders in connection with the preparation, operation, administration and enforcement of this Amendment.

Section 8.               Ratification of Agreements. (a) Except as amended hereby, Company ratifies and confirms that the Credit Agreement and all other Loan Documents are and remain in full force and effect in accordance with their respective terms and that all Collateral is unimpaired by this Amendment and secures the payment and performance of all indebtedness and obligations of Company under the Notes, the Credit Agreement, and all other Loan Documents, as modified hereby. Company shall execute and deliver a new Note to each Lender in the amount of its respective Commitment Amount.

(b)           The undersigned officer of the Company executing this Amendment represents and warrants that he has full power and authority to execute and deliver this Amendment on behalf of the Company this Amendment, that such execution and delivery has been duly authorized by all necessary corporate action of Company, and represents and warrants that the resolutions and affidavits previously delivered to Agent, in connection with the execution and delivery of the Credit Agreement, are and remain in full force and effect and have not been altered, amended or repealed in anyway.

(c)           Any reference to the Credit Agreement in any Loan Document shall be deemed to be references to the Credit Agreement as amended hereby. Any reference in this Amendment and the other Loan Documents to the Notes shall be deemed to be references to the new Notes executed and delivered by the Company in connection herewith.

Section 9.               Authority. The undersigned officer of the Company executing this Amendment represents and warrants that he has full power and authority to execute and deliver this Amendment on behalf of the Company this Amendment, that such execution and delivery has been duly authorized by all necessary corporate action of Company, and represents and warrants that the resolutions and affidavits previously delivered to Agent, in connection with the execution and delivery of the Credit Agreement, are and remain in full force and effect and have not been altered, amended or repealed in anywise.

Section 10.             No Waiver. Company agrees that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by Agent and Lenders, and any such Default or Event of Default heretofore arising and currently continuing shall continue after the execution and delivery hereof.

Section 11.             Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and, to the extent applicable, by federal law.

Section 12.             Counterparts and Gender. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Each gender used herein shall include and apply to all genders, including the neuter.

Section 13.             NO ORAL AGREEMENTS. THIS AMENDMENT, THE CREDIT AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS, AS MODIFIED AND AMENDED HEREBY, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

EXECUTED this 30 day of October, 2003 to be effective as of the date first written above.

COMPANY:

SIRVA MORTGAGE, INC.,
an Ohio corporation f/k/a
COOPERATIVE MORTGAGE SERVICES, INC.

By:	/s/ Paul Klemme
PAUL KLEMME, President

Notice Address:

SIRVA MORTGAGE, INC
Attn: Attn: Paul Klemme, President
6070 Parkland Boulevard
Mayfield Heights, Ohio 44124
Fax No.: (440) 646-1835

WASHINGTON MUTUAL BANK, F.A., successor
by merger to BANK UNITED, as Agent

By:	/s/ Colleen Landells
Name:	Colleen Landells
Title:	Vice President

Notice Address:

Attn: Connie M. Woodland
Mortgage Banker Finance
6011 Connection Drive
Irving, Texas 75039
Facsimile: (469) 549-8732

WASHINGTON MUTUAL BANK, F.A., successor
by merger to BANK UNITED, as a Lender

By:	/s/ Ben Culver
Name:	BEN CULVER
Title:	VP

Notice Address:

Attn: Michael D. McAuley, Managing Director
Mortgage Banker Finance
3200 Southwest Freeway, Suite 1922
Houston, Texas 77027
Facsimile: (713) 543-4292

NATIONAL CITY BANK OF KENTUCKY, as
Documentation Agent and a Lender

By:	/s/ Mary Jo Reiss
Name:	Mary Jo Reiss
Title:	Vice President

Notice Address:

NATIONAL CITY BANK OF KENTUCKY
Attn: Allen Hagadon, Senior Vice President,
Mortgage Banking
421 West Market Street
Louisville, Kentucky 40202
Fax: (502) 581.4154

COLONIAL BANK, N.A., a national banking
association

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	Sr. Vice President

Notice Address:

COLONIAL BANK
Attn: Catherine L. Kissick, Senior Vice President,
Mortgage Warehouse Lending Division
201 East Pine Street, Suite 730
Orlando, Florida 32801
Fax: (407) 835.6690

EXHIBIT “O”

LENDERS, AGGREGATE COMMITMENT AMOUNT,
AND COMMITMENT AMOUNT

		COMMITMENT AMOUNT
NAME OF LENDER		Prior to and on July 29, 2004		On and After July 30, 2004
Washington Mutual Bank, FA 3200 Southwest Freeway, Suite 1922 Houston, Texas 77027	Tranche A Commitment:	$25,000,000.00	;	-0	-

	Tranche B Commitment:	$25,000,000.00		$25,000,000.00

National City Bank of Kentucky 101 South Fifth Street, T06K Louisville, Kentucky 40202	Tranche A Commitment:	$12,500,000.00		-0	-

	Tranche B Commitment:	$12,500,000.00		$12,500,000.00

Colonial Bank, N.A. 201 East Pine Street, Suite 730 Orlando, Florida 40202	Tranche A Commitment:	$12,500,000.00		-0	-

	Tranche B Commitment:	$12,500,000.00		$12,500,000.00

Aggregate Commitment Amount		$100,000,000.00	;	$50,000,000.00